UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2005

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12130 Galveston Road (Hwy 3), Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2005, the Company announced that its Astrotech Space Operations subsidiary has been awarded a new contract by NASA/Kennedy Space Center to provide payload processing services from the Company’s high-tech facilities in Titusville, Florida.

This indefinite-delivery, indefinite-quantity (ID/IQ) contract, valued at up to $4.9 million, is for spacecraft processing services in support of several NASA spacecraft anticipated for launch next year. Currently under contract are the STEREO observatory and the Dawn mission. Also expected to be included in this contract is processing support to NASA’s THEMIS spacecraft.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

A copy of the Press Release for the award of the NASA payload processing services contract is attached as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated (Registrant)

Date September 30, 2005	By	/s/ Nicholas Morgan
(Signature)
*Print name and title of the signing officer under his signature.	Nicholas Morgan Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 29, 2005.